TSYS (R) News Release

For Immediate Release

Contacts:
James B. Lipham	Leo Berard
Chief Financial Officer	Investor Relations
706.649.2262	706.649.5220

TSYS Reports 27.1% Increase in Net Income for Third Quarter 2002
Company Confirms 20% Growth in Earnings

          Columbus, Ga., October 15, 2002 -- TSYS® today announces that its financial results were in line with the Company’s forecast for the third quarter and first nine months of 2002. The company reaffirms its 20% annual earnings growth estimate for the full year.

          Net income for the quarter ending September 30, 2002, increased 27.1% to $32.3 million, up from $25.5 million in the same period last year. Basic and diluted earnings per share for the third quarter increased to $0.16, up from $0.13 one year ago. Revenue for the third quarter was $234.9 million, an increase of 8.7%, compared with revenue of $216.1 million one year ago. Revenue for the third quarter of 2002, excluding the amounts for reimbursable charges such as postage and courier charges, was $178.6 million, an increase of 10.8%, compared to one year ago.

          Net income for the first nine months of 2002 increased 20.6% to $88.6 million, up from $73.4 million in the same period last year. Basic and diluted earnings per share for the first nine months of 2002 increased to $0.45, up from $0.38 one year ago. Revenue for the first nine months of 2002, was $695.8 million, an increase of 6.6%, compared with revenue of $652.8 million one year ago. Revenue for the first nine months of 2002, excluding the amounts for reimbursable charges, was $522.6 million, an increase of 9.9%, compared to one year ago.

          The third quarter results include a foreign currency translation gain of $2.1 million on the company’s short-term financing with its European operations. Excluding foreign currency translation gains, net income for the third quarter of 2002 increased 21.4% over the same period last year. For the first nine months of 2002, net income increased 18.6% over the same period last year excluding foreign currency translation gains.

          “We are pleased with our continued history of earnings growth and to affirm that we believe we will meet our targets for the year,” said Richard W. Ussery, chairman and CEO of TSYS. “TSYS had another solid quarter with internal growth in accounts on file of existing

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TSYS Announces 27.1% Increase in Earnings for Third Quarter 2002/ Page 2 of 6

customers of 11.6%. Our continued focus on expense control delivered an operating margin excluding reimbursable items of 25.3% compared to 23.6% a year ago.”

          Ussery continued, “ During the third quarter of 2002, we announced:

  Signing of a ten-year agreement with CIBC to process more than 5 million Visa accounts.
  Signing of Canadian Tire Retail to a new gift card program.
  Signing of a five-year agreement with First Equity Card to process commercial cards specifically designed for businesses with fewer than 10 employees.
  Renewal of a five-year agreement with 5Star Bank.
  Acquisition of ProCard from its majority shareholder, Synovus, for approximately $30.0 million. ProCard is a leader in customized, Internet, Intranet and client/server software solutions for commercial card management programs. Due to the technological nature of the business, TSYS has assisted in the management of ProCard since Synovus acquired it in May 2000. We expect the acquisition to be effective November 1, 2002.”

          “We continue to proceed with our long-term growth strategy by pursuing new clients and acquiring new businesses,” said Ussery.

          TSYS also announces today the signing of a letter of intent with Bank of Ireland to process its consumer and commercial accounts. Bank of Ireland will convert its accounts from its in-house system in the first half of 2003. After the conversion, TSYS will process more than 90 percent of the card accounts in Ireland and will service an estimated 14.2 million card accounts in Europe.

          At the end of the third quarter in 2000, TSYS announced its goal of growing net income by 20-25% in each of the years 2001-2003. TSYS achieved this goal in 2001 when it reported 20.2% net income growth, and expects to achieve this goal in 2002. Consistent with the company’s previously communicated earnings guidance, to achieve this goal for 2003 would require, among other things, that TSYS sign a major client from which it would realize substantial revenues in 2003. TSYS has not yet been successful in signing the major client needed for it to achieve this goal and, accordingly, TSYS today realigns its forecast for 2003. TSYS now expects its 2003 net income to exceed its 2002 net income by 12-15%. The assumptions underlying 2003‘s net income forecast are an increase in revenues (excluding reimbursables) between 9-10%, an internal growth rate of accounts of existing clients of approximately 11% and a continued focus on expense management. Though TSYS remains optimistic about the possibilities of signing a major client, this forecast does not include any revenues or expenses associated with signing and converting a major client.

          TSYS will host its quarterly conference call at 4:30 p.m. EDT, October 15, 2002. The conference call can be accessed at www.tsys.com by clicking on the designated icon within the Highlights section of the site. The replay will be available 30–45 minutes after the call.

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TSYS Announces 27.1% Increase in Earnings for Third Quarter 2002/ Page 3 of 6

About TSYS

          TSYS (NYSE: TSS) (www.tsys.com) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. For more information, contact news@tsys.com.

          This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by thePrivate Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ expected growth in net income for the years 2002 and 2003 and the assumptions underlying such statements, including, with respect to TSYS’ expected increase in net income for 2003; an increase in revenues (excluding reimbursables) between 9-10%; an internal growth rate of accounts of existing clients of approximately 11%; and continued aggressive expense management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. The factors include, but are not limited to, lower than anticipated revenues; lower than anticipated internal growth rates for TSYS’ existing customers; TSYS’ inability to control expenses and increase market share; hostilities in the Middle East or elsewhere; TSYS’ inability to successfully bring new products to market, including, but not limited to, stored value and e-commerce products, loan processing products and other processing services; the inability of TSYS to grow its business through acquisitions; adverse developments with respect to entering into contracts with new clients and retaining current clients; TSYS’ inability to increase the revenues derived from international sources; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; TSYS’ inability to anticipate and respond to technological changes, particularly with respect to e-commerce; adverse developments with respect to the successful conversion of clients; the absence of significant changes in foreign exchange spreads between the United States and the countries TSYS transacts business in, to include Mexico, United Kingdom, Japan, Canada and the European Union; adverse developments with respect to the credit card industry in general; TSYS’ inability to successfully manage any impact from slowing economic conditions or consumer spending; the occurrence of catastrophic events that would impact TSYS’ or its major customers’ operating facilities, communications systems and technology, or that has a material negative impact on current economic conditions or levels of consumer spending; revenues generated by sub-prime lending clients being less than anticipated; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

TSYS Announces 27.1% Increase in Earnings for Third Quarter 2002

                                                               TSYS
                                                        Financial Highlights
                                                (In thousands except per share data)
                                              ------------------------------------------   -----------------------------------------
                                                           Three months ended                               Nine months ended
                                                             September 30,                                    September 30,
                                              -------------------------------------------  -----------------------------------------
                                                                               Percentage                                 Percentage
                                                 2002           2001           Change          2002             2001        Change
                                               ------------  --------------    ----------  --------------  ------------  -----------

Revenues
    Electronic payment processing services   $      153,169        141,564       8.2%     $    441,476          410,891       7.4%
    Other services                                   25,448         19,591      29.9             81,074           64,769      25.2
                                               -------------  -------------               --------------   --------------
      Revenues before reimbursables                 178,617        161,155      10.8            522,550          475,660       9.9
    Reimbursable items                               56,314         54,993       2.4            173,221          177,115      (2.2)
                                               -------------  -------------               --------------   --------------
       Total revenues                               234,931        216,148       8.7            695,771          652,775       6.6
                                               -------------  -------------               --------------   --------------

Expenses
    Employment                                       75,874         66,850      13.5            212,613          190,652      11.5
    Occupancy & equipment                            43,921         41,346       6.2            128,604          126,266       1.9
    Other                                            18,956         19,478     (2.7)             69,113           61,038      13.2
    (Gain)/Loss on disposal of equipment               (64)            (1)        nm               (61)               93        nm
                                               -------------  -------------               --------------   --------------
       Expenses before reimbursables                138,687        127,673       8.6            410,269          378,049       8.5
    Reimbursable items                               56,314         54,993       2.4            173,221          177,115      (2.2)
                                               -------------  -------------               --------------   --------------
       Total operating expenses                     195,001        182,666       6.8            583,490          555,164       5.1

Equity in Income of  Joint Ventures                   5,263          4,603      14.3             14,641           12,310      18.9
                                               -------------  -------------               --------------   --------------

Operating Income                                     45,193         38,085      18.7            126,922          109,921      15.5

Other Income                                          2,765            531        nm              4,078            2,125      91.9
                                               -------------  -------------               --------------   --------------

Income before Income Taxes                           47,958         38,616      24.2            131,000          112,046      16.9

Income Taxes                                         15,612         13,157      18.7             42,410           38,617       9.8
                                               -------------  -------------               --------------   --------------

Net Income                                   $       32,346         25,459      27.1       $     88,590           73,429      20.6
                                               =============  =============               ==============   ==============

Basic Earnings Per Share                     $         0.16           0.13      25.6       $       0.45             0.38      19.3
                                               =============  =============               ==============   ==============

Diluted Earnings Per Share                   $         0.16           0.13      26.0       $       0.45             0.38      19.5
                                               =============  =============               ==============   ==============

Dividend Declared Per Share                  $       0.0175         0.0150                 $     0.0500           0.0450
                                               =============  =============               ==============   ==============

Average Common Shares Outstanding               197,049,470    194,778,566                  197,005,655      194,770,776
                                               =============  =============               ==============   ==============

Average Common and Common
  Equivalent Shares Outstanding                 197,358,091    195,712,903                  197,608,446      195,649,308
                                               =============  =============               ==============   ==============

Other (in millions)
-------------------------------------------
Depreciation and amortization                $         15.3           12.9      18.6     $        44.5             40.2       10.9
                                               =============  =============               ==============   ==============

Note: nm = not meaningful

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TSYS Announces 27.1% Increase in Earnings for Third Quarter 2002

                                                             TSYS
                                                       Segment Breakdown
                                                         (In thousands)

                                           Three Months Ended September 30, 2002            Three Months Ended September 30, 2001
                                         -----------------------------------------------  ------------------------------------------
                                         Domestic-based   International-based             Domestic-based   International-based
                                           Transaction        Transaction                  Transaction     Transaction
                                           Processing         Processing   Consolidated    Processing      Processing   Consolidated
                                         -----------------------------------------------  ------------------------------------------
Total revenue                          $         218,517        16,701          235,218      204,075             12,309    216,384
Intersegment revenue                                 (1)         (286)            (287)          (2)              (234)      (236)
                                         ----------------------------------------------   ------------------------------------------
    Revenues from external customers   $         218,516        16,415          234,931      204,073             12,075    216,148
                                         ===============================================  ==========================================
Equity in income of joint ventures     $           5,045           218            5,263        4,179                424      4,603
                                         ===============================================  ==========================================
Segment operating income               $          44,443           750           45,193       40,211            (2,126)     38,085
                                         ===============================================  ==========================================
Income tax expense                     $          14,742           870           15,612       14,002              (845)     13,157
                                         ===============================================  ==========================================
Net Income                             $          30,824         1,522           32,346       26,784            (1,325)     25,459
                                         ===============================================  ==========================================

                                            Nine Months Ended September 30, 2002            Nine Months Ended September 30, 2001
                                         -----------------------------------------------  ------------------------------------------
                                         Domestic-based   International-based             Domestic-based   International-based
                                           Transaction        Transaction                  Transaction     Transaction
                                           Processing         Processing    Consolidated   Processing      Processing   Consolidated
                                         -----------------------------------------------  ------------------------------------------
Total revenue                          $         648,407        48,444          696,851      633,386             20,188     653,574
Intersegment revenue                                  (4)       (1,076)          (1,080)          (5)              (794)       (799)
                                         -----------------------------------------------  ------------------------------------------
    Revenues from external customers   $         648,403        47,368          695,771      633,381             19,394     652,775
                                         ===============================================  ==========================================
Equity in income of joint ventures     $          13,963           678           14,641       10,733              1,577      12,310
                                         ===============================================  ==========================================
Segment operating income               $         124,508         2,414          126,922      124,178            (14,257)    109,921
                                         ===============================================  ==========================================
Income tax expense                     $          40,763         1,647           42,410       43,938             (5,321)     38,617
                                         ===============================================  ==========================================
Net Income                             $          86,034         2,556           88,590       82,409             (8,980)     73,429
                                         ===============================================  ==========================================
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TSYS Announces 27.1% Increase in Earnings for Third Quarter 2002

Supplemental Information:                                                    Sep 2002               Sep 2001             % Chg
                                                                          ---------------------------------------------------------
                                        Accounts on File (in millions):
                                                               Consumer               141.0                 117.4            20.1%
                                                                 Retail                75.4                  77.4           (2.6%)
                                                             Commercial                19.4                  17.6            10.1%
                                                                          ----------------------------------------
                                                                                      235.8                 212.4            11.0%
                                                                          ========================================

                                                                             Sep 2002               Sep 2001             % Chg
                                                                          ---------------------------------------------------------
                                        Accounts on File (in millions):
                                                               Domestic               206.5                 185.8            11.1%
                                                          International                29.3                  26.6            10.0%
                                                                          ----------------------------------------
                                                                                      235.8                 212.4            11.0%
                                                                          ========================================

Cash Flow Information:                                                            Nine Months Ending:
(in thousands)                                                               Sep 2002               Sep 2001
                                                                          ----------------------------------------

Cash flows from operating activities:
   Net income                                                                        88,590                73,429
    Adjustments to net income provided by operating activities:
       Minority interest in consolidated subsidiary's net income                        133                    92
       Equity in income of joint ventures                                           (14,641)              (12,310)
       Depreciation and amortization                                                 44,521                40,152
       Provision for doubtful accounts and billing adjustments                        3,405                   157
       Provision for transaction processing accruals                                  5,666                (1,311)
       Other                                                                          5,839               (46,186)
                                                                          ----------------------------------------
           Net cash provided by (used in) operating activities                      133,513                54,023
                                                                          ----------------------------------------
 Cash flows from investing activities:
   Purchase of property and equipment                                                (9,627)              (24,127)
   Additions to computer software                                                   (42,259)              (34,066)
   Increase in contract acquisition costs                                           (34,317)              (12,710)
   Other                                                                             23,481                11,373
                                                                          ----------------------------------------
           Net cash used in investing activities                                    (62,722)              (59,530)
                                                                          ----------------------------------------
           Net cash used in financing activities                                     (9,120)               (8,013)
                                                                          ----------------------------------------
           Net increase (decrease) in cash and cash equivalents                      61,671               (13,520)
 Cash and cash equivalents at beginning of year                                      55,961                80,072
                                                                          ----------------------------------------
 Cash and cash equivalents at end of period                                         117,632                66,552
                                                                          ========================================

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